UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 30, 2007 (October 25, 2007)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On October 25 2007, the Board of Directors (the “Board”) of Momenta Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Elizabeth Stoner, M.D. as a Class III director to hold office until her successor is elected and qualified.   Dr. Stoner will serve as a member of the Science and Compensation Committees of the Board.

Dr. Stoner is currently an Executive Partner at MPM Capital, a position she commenced in October 2007. Prior to MPM Capital, Dr. Stoner was at the Merck Research Laboratories for 22 years. Dr. Stoner served as the Senior Vice President of Global Clinical Development Operations of Merck & Co., Inc. (“Merck”) since January 2003 and the Senior Vice President, Japan Clinical Development, of Merck since January 1999. From November 2001 through January 2003, Dr. Stoner served as the Senior Vice President, Project Management at Merck.

There is no arrangement or understanding between Dr. Stoner and any other person pursuant to which she was selected as a director of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is a participant, the amount involved exceeds $120,000, and in which Dr. Stoner had, or will have, a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: October 30, 2007	By:	/s/ Richard P. Shea

Richard P. Shea Chief Financial Officer (Principal Financial Officer)